UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2015

CHANTICLEER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414 Charlotte, North Carolina	28226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 366-5122

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2015 (the “Closing Date”), Chanticleer Holdings, Inc. (the “Company”), through LBB Acquisition, LLC, a limited liability company organized under the laws of North Carolina (“Acquisition Sub”) and wholly owned by American Roadside Burger, Inc., a wholly owned subsidiary of the Company, consummated and closed a Membership Interest Purchase Agreement (the “Purchase Agreement”) with various entities operating a total of eight Little Big Burger restaurants in the State of Oregon (the “Little Big Burger Entities”). Pursuant to the terms of the Purchase Agreement, the Acquisition Sub acquired all of the membership interests of the Little Big Burger Entities operating restaurants engaged in the fast casual hamburger restaurant business under the name “Little Big Burger.”

In consideration of the purchased membership interests of the Little Big Burger Entities, the Company paid a purchase price consisting of three million six hundred thousand dollars ($3,600,000) in cash (the “Cash Consideration”) and issued one million eight hundred seventy four thousand sixty three (1,874,063) shares of the Company’s common stock, $0.0001 par value per share (the “Stock Consideration”). The Stock Consideration is subject to a Leak Out Agreement, which provides that the holders of the Stock Consideration agree that they shall not, without the prior written consent of the Company, directly or indirectly, offer for sale, sell, assign, pledge, issue, distribute, grant any option or enter into any contract for sale of or otherwise dispose of any shares of the Stock Consideration in violation of the following schedule: (i) one third of the Stock Consideration shall be immediately available for transfer upon the Closing Date; (ii) one third of the Stock Consideration shall be available for transfer beginning on the ninetieth (90th) day following the Closing Date; and (iii) one third of the Stock Consideration shall be available for Transfer beginning on the one hundred eightieth (180th) day following the Closing Date. Additionally, the Company agreed to file a registration statement registering the Stock Consideration within twenty (20) days of the Closing Date.

In addition, the holders of a majority of the membership interests in the Little Big Burger Entities agreed to enter into a Securities Account Control Agreement and Stock Pledge and Security Agreement whereby an aggregate of two hundred thousand dollars ($200,000) of the Cash Consideration and one million six hundred nineteen thousand six hundred forty six (1,619,646) shares of the Stock Consideration shall be subject to various restrictions as set forth in those agreements.

The summary of the Purchase Agreement, Leak Out Agreement, Securities Account Control Agreement and Stock Pledge and Security Agreement described above are qualified in their entirety by reference to the Purchase Agreement, form of Leak Out Agreement, form of Securities Account Control Agreement and Stock Pledge and Security Agreement, which are filed as Exhibit 10.1, 10.2, 10.3 and 10.4 respectively, to this Current Report and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 2.01 of this report is incorporated by reference into this Item 3.02. The sale of the common stock were made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 8.01 Other Events.

On October 1, 2015, the Company issued a press release announcing the consummation of the Purchase Agreement. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Membership Interest Purchase Agreement dated July 31, 2015 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K as filed August 3, 2015)
10.2	Form of Leak Out Agreement
10.3	Form of Securities Account Control Agreement
10.4	Stock Pledge and Security Agreement dated September 30, 2015
99.1	Press Release of Chanticleer Holdings, Inc. dated October 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHANTICLEER HOLDINGS, INC.

	By:	/s/ Michael D. Pruitt
Dated: October 05, 2015		Michael D. Pruitt
Chief Executive Officer